AGENCY AGREEMENT


THIS AGREEMENT (the "Agreement") is made as of this 2nd day of June, 2000 by and between Xethos Group Inc, formerly known as GS Telecom Limited of Enterprise House, Ocean Village, Southampton, SO14 3XD, (hereinafter referred to as Xethos) and ARGONET PAYMENT SYSTEMS LIMITED, and its Affiliates (collectively "APSL") a corporation duly incorporated under the laws of the British Virgin Islands.

         BACKGROUND

         WHEREAS, Xethos knows of and has contacts directly and indirectly with certain merchants and Independent Sales Organisations who collectively also have contacts directly and indirectly with certain other merchants and Independent Sales Organisations (collectively "Contacts") who may desire to enter into a business relationship with APSL, including but not limited to the provision by APSL of a range of services, including but not limited to, credit card processing, trust services, investment advice and services, depositing and investing funds, and general banking and advisory services (collectively "Services"); and

         WHEREAS, Xethos intends to Introduce (as hereinafter defined) Contacts to APSL; and

         WHEREAS, APSL desires to, and is capable of, providing Services to all Contacts within its existing operations and desires to induce Xethos to Introduce Contacts to APSL for the purpose of permitting APSL to provide Services to Contacts.

         NOW, THEREFORE,  in consideration of the various covenants and promises
contained  herein,  in  addition  to  other  consideration,   the  receipt;  and
sufficiency of which are hereby acknowledged, the parties agree as follows:

GLOSSARY

         Capitalised terms used in this Agreement and not otherwise defined shall have the meaning set forth below:

"Affiliate" means any person (whether natural or legal) that controls, is controlled by, or is under common control with the relevant party. For purposes hereof, the term "control" means the legal or beneficial ownership of more than fifty percent (50%) of the capital or votes of the relevant person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person whether through ownership of voting securities, by contract or otherwise.

"Initial Term" shall have the meaning set forth in Section 4.1.

"Introduce" or such conjunction thereof as the context may require shall have the meaning set forth in Section 2.1.

                                    ARTICLE 1
                                    Services

1.1 Scope of services. During the Initial Term of this Agreement and any Renewal Terms, Xethos shall have the right to Introduce Contacts to APSL that may be interested in having APSL provide Services. For purposes of this agreement, "Introduce" ( or such conjugation thereof as the context may require ) shall mean for Xethos or any of its affiliates, subsidiaries, officers, directors, employees, agents, representatives or attorneys to make contact, in writing or verbally, with a person or entity or their representatives. An introduction shall also include Introductions made by Contacts Introduced by Xethos with or without the knowledge or participation of Xethos which result in the entering of a business relationship between APSL and such person or entity Introduced by such Introduced Contact. In the event a Contact Introduced by Xethos or a Contact Introduced by a contact enters into a business relationship of any kind with APSL then such contact shall be deemed to be an " Introduced Contact " by Xethos and shall be covered by the terms of this Agreement, including without limitation, Article 3.

1.2 Independent Contractor. In the performance of this Agreement it is mutually understood and agreed that both parties are at all times acting and performing a independent contractors. This Agreement is not intended to make either party a partner, employee of, or joint venturer with the other party.

                                    ARTICLE 2
                                  Compensation

2.1 Xethos Fee: In consideration of making Introductions, APSL agrees to pay Xethos a maximum of 0.5% of the gross merchant sales volume processed by APSL for all Introduced Contacts for which APSL performs authorization, capture and settlement processing services. The level of Xethos fees will be scaled to the overall fee payable by each introduced contact. Any additional fees paid to Xethos for Services provided by APSL for Introduced Contacts shall be mutually agreed by APSL and Xethos. The above fees collectively shall be referred to herein as the "Xethos Fee".

2.2 Financial Reporting. APSL agrees to supply Xethos with a monthly accounting, certified as to truth and accuracy by a corporate officer of APSL, in sufficient detail in the opinion of Xethos to determine the accuracy of the Xethos Fee. In the event of a question by Xethos, Xethos shall have the right to cause its accounting firm to audit APSL and its Affiliates to determine the amount of the Xethos Fee.

2.3 Sale of Portfolio. In the event APSL desires to sell, transfer or convey any of its rights to provide any Services to any Introduced

         Contacts, it may do so only with the written consent of Xethos. In the event of such a sale, transfer or conveyance, all proceeds or other compensation received by APSL shall be divided equally between the parties hereto.

                                    ARTICLE 3
                              Term and Termination

3.1 Initial Term and Renewal. The initial term of this Agreement shall be 2 years, beginning on the date hereof (the "Initial Term"). At the completion of the Initial Term, Xethos shall have the option to renew the Agreement for a further 1 year upon the delivery of written notice to APSL prior to the expiration of the Initial Term.

3.2 Grounds for Termination. Xethos may terminate this Agreement if APSL materially fails to perform its obligations to Xethos or any Introduced Contact. Furthermore, either party may immediately terminate this Agreement if the other party, or any of the other party's Affiliates involved in providing any Services under this Agreement is convicted of fraud or any other crime of moral turpitude, including a crime involving the corruption of state officials.

                                    ARTICLE 4
                                 Indemnification

4.1 Indemnification by APSL. APSL agrees to indemnify, defend and hold Xethos and its subsidiaries, affiliated and related entities, and each of their officers, directors, employees, agents and attorneys harmless from and against any and all damages or other losses ( including, without limitation, attorneys ` fees and costs ) arising out of any claim ( threatened or actual, fixed or contingent, known or unknown ), lawsuit, judgement, arbitration or other proceedings resulting from any breach by APSL of its obligations, representations or warranties hereunder, or as a result of the breach of its obligations to any Introduced Contact.

                                    ARTICLE 5
                                  Miscellaneous

5.1 Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile or telecopier transmission ( and a transmission confirmation is received by the sender ), or by a recognised international or overnight courier, to the persons at the addresses set forth below (or at such other addresses as may be provided hereunder), and shall be deemed to have been delivered as of the date so de-livered.

                  If to Xethos:             Sam Lupton
                                            Enterprise House
                                            Ocean Village
                                            Southampton
                                            SO14 3XD

                  If to APSL:               John Mitchell
                                            2nd Floor,  14-16 Regent Street,
                                            London SW1Y 4PH
                                            England

The parties may change the addresses to which notice shall be sent by notice as stipulated in this Section 6.3

5.2 Construction. The section numbers and captions of the articles of this Agreement are inserted only as a matter of convenience and are in no way intended to define or limit the scope or intent of such articles or affect this Agreement. Unless the context otherwise requires, all section and article references contained in this Agreement shall refer to sections and articles of this Agreement.

5.3 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected, but rather shall be enforced to the extent permitted by law.

5.4 Successors and Assigns. All the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that nothing contained in this section 6.6 shall be constructed as granting to any party the right to assign or transfer its rights under this Agreement except as expressly permitted in section 6.7.

5.5 Assignment. This Agreement shall not be assignable by one party without the consent of the other party, which consent shall not be unreasonably withheld; provided that Xethos may assign this Agreement to any of its affiliates without the consent of APSL. Notwithstanding anything herein to the contrary, APSL may elect to perform any of its obligations or undertakings hereunder through one or more of its Affiliates; of its obligations hereunder regardless of the entity performing on its behalf.

5.6 Entire Agreement. This Agreement contains the complete statement of all the agreements between the parties hereto with the respect to the subject matter hereof, and all prior agreements between the parties respecting the subject matter hereof, whether written or oral are merged herein and shall be of no further force or effect. This Agreement cannot be changed, modified, discharged or terminated, except by an instrument in writing signed by the parties.

5.7 Governing Law. This Agreement, and all amendments hereof and waivers waivers and consents hereunder shall be governed by, and construed and enforced in accordance with the laws of England.

5.8 No Waiver. No waiver or purported waiver, whether express or implied, by any party of any breach by the other party of its obligations or covenants hereunder shall be effective unless made in writing, and no failure to pursue or elect any remedy with respect to any default under, or breach of, any provision of this Agreement shall be deemed to be a waiver of any subsequent, similar or different default or breach.

5.9 Remedies. Each right, power and remedy provided for herein or now or hereafter existing at law, in equity, by stature or otherwise, shall be cumulative.



IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Services Agreement as of the day and year first written above.

For:              Argonet Payment Systems Ltd                 Xethos Group Inc



                  ---------------------------        ---------------------------


Print name:


Date:             -----------------------            -----------------------